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                             EXHIBIT 24.1

                     CONSENT OF DELOITTE & TOUCHE LLP


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre Effective Amendment No. 1 to Registration Statement of First Security Corporation on Form S-4 of our report dated February 21, 1997, appearing in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------
    DELOITTE & TOUCHE LLP

Salt Lake City, Utah
May 20, 1997